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Exhibit 10.30.2

                      FIRST AMENDMENT TO EXCHANGE AGREEMENT

         This FIRST AMENDMENT TO EXCHANGE AGREEMENT (this "Amendment"), dated as of December 19, 2002, is by and among Eurotech, Ltd., a District of Columbia corporation (the "Company"), Crypto.com, Inc., a Delaware corporation ("Crypto"), Markland Technologies, Inc., a Florida corporation ("Markland"), Security Technology, Inc., a Delaware corporation, a wholly-owned subsidiary of Markland ("STI"), ipPartners, Inc., a Rhode Island corporation ("ipPartners"), Markland LLC, a Cayman Island limited liability company and James LLC, a Cayman Island limited liability company (Markland LLC and James LLC, together being the "Markland Shareholders"). The Company, Crypto, Markland, STI, ipPartners and the Markland Shareholders are collectively referred to herein as the "Parties."

                                    RECITALS

         WHEREAS, the Parties are the parties to that certain Exchange Agreement, dated December 9, 2002 (the "Exchange Agreement") by and among the Parties;

         WHEREAS, pursuant to Section 12.1 of the Exchange Agreement, the Parties must agree in writing to any modification or amendment to the Exchange Agreement; and

         WHEREAS, the Parties desire to make certain amendments to the Exchange Agreement in the manner set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained in the Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties hereby amend the Exchange Agreement as follows:

         1. DEFINED TERMS. Unless defined herein, all capitalized terms used herein shall have the meanings ascribed such terms in the Exchange Agreement.

         2. AMENDMENT TO EXHIBIT A - TRANSFERRED PROPERTY. In order to effect the understanding and agreement of the Parties that certain of the Transferred Property (namely the Acoustic CoreTM illicit materials detection technology owned by the Company) shall be licensed to STI, as opposed to assigned, Exhibit A to the Exchange Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

         3. AMENDMENT TO SECTION 1.2. Section 1.2 of the Exchange Agreement is hereby deleted in its entirety and replaced with the following :

         "1.2 The Exchange and the Exchange Procedures.

              (a) At the Closing, Markland shall issue to the Company and to ipPartners, respectively, 239,927,344 shares and 29,990,917 shares of Markland Common Stock representing, respectively, the Exchange Shares and the ipPartners Shares, and simultaneously therewith, and conditioned thereupon, the Company shall agree to license, and shall cause Crypto to transfer and deliver, as the

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case may be, the Transferred Property to STI in exchange for the Exchange
Shares. In consideration of its receipt of the ipPartners Shares, ipPartners shall forgive and discharge certain obligations owed to ipPartners with respect to the Transferred Property.

              (b) At the Closing, certain elements of the Transferred Property (as further detailed on Exhibit A hereto) held by Crypto shall be transferred to STI pursuant to an assignment and assumption agreement to be entered into between Crypto and STI, which assignment and assumption agreement shall be in the form attached hereto as Exhibit B. The remaining elements of the Transferred Property (as further detailed on Exhibit A hereto) held by the Company will be licensed on an exclusive, worldwide and perpetual basis from the Company to STI pursuant to a license agreement to be mutually agreed upon by, and entered into between, the Company and STI, as soon as is practicable following the Closing. The exchange, assignment and/or license, as applicable, of the Exchange Shares and the Transferred Property as contemplated herein as referred to herein as the "Exchange.""

         4. FORM OF LICENSE AGREEMENT; FURTHER ASSURANCES. The following is hereby added to the Exchange Agreement as Section 1.3 thereto:

         "1.3 Form of License Agreement; Further Assurances. The form of license agreement to be entered into following the Closing as contemplated by Section 1.2(b) hereof shall effect a license the Acoustic CoreTM illicit materials detection technology to STI in a manner contemplated by Exhibit A attached hereto. The parties shall cooperate and shall take all reasonable actions required to license such technology and to enter into such license agreement and any additional and required technology transfer documents in connection with same, which documents shall be prepared and filed with the appropriate authorities in all relevant jurisdictions, if any, on a cooperative basis by the parties on a post-closing basis. In addition, the parties shall, on a post-closing basis, cooperate and take all reasonable actions required to effect all of the transactions contemplated by this Agreement."

         5. ASSIGNMENT OF CRADA RIGHTS. The following is hereby added to the Exchange Agreement as Section 1.4 thereto:

         "1.4 Assignment of CRADA Rights. Following the Closing, the Company shall use its commercially reasonable best efforts to cause the assignment to STI of all of the Company's rights and obligations under that certain USAF CRADA Number 02-263-AMWC-02 Cooperative Research and Development Agreement between USAF Air Mobility Battlelab and the Company (the "CRADA"). If, despite such efforts, the Company is unable to effect such assignment, the Company and STI shall work together and in good faith to establish a workable contractual or other arrangements to ensure that the development and commercialization (and resulting revenues and profits relating thereto) of the Acoustic Core illicit materials detection technology shall be undertaken by, and inure to the benefit of, STI, to the extent legally permissible."

         6. ADDITIONAL AMENDMENTS. The Parties hereby make and agree to all conforming amendments and modifications to the Exchange Agreement necessary to reflect amendments to the Exchange Agreement effected by this Amendment.

                                       2
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         7. EXTENSION OF TERMINATION DATE. Section 9.2 of the Exchange Agreement
is hereby amended by changing the date constituting the "Termination Date" from December 15, 2002 to "December 31, 2002."

         8. NO FURTHER AMENDMENT. Except as amended by this Amendment, the Exchange Agreement shall remain unchanged and in full force and effect.

         9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and by facsimile, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                      MARKLAND TECHNOLOGIES, INC.


                                      By:  /s/ Ken Ducey, Jr.
                                           -------------------------------------
                                           Name: Ken Ducey, Jr.
                                           Title:   Executive Vice President



                                      EUROTECH, LTD.


                                      By:  /s/ Don V. Hahnfeldt
                                           -------------------------------------
                                           Name:  Don V. Hahnfeldt
                                           Title:    President



                                      CRYPTO.COM, INC.


                                      By:  /s/ Don V. Hahnfeld
                                           -------------------------------------
                                           Name:  Don V. Hahnfeldt
                                           Title:    President



                                      SECURITY TECHNOLOGY, INC.


                                      By:  /s/ Ken Ducey, Jr.
                                           -------------------------------------
                                           Name:  Ken Ducey, Jr.
                                           Title:    President



                                      IPPARTNERS, INC.


                                      By:  /s/ Robert Tarini
                                           -------------------------------------
                                           Name: Robert Tarini
                                           Title:   President

                                       4
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                                      MARKLAND LLC


                                      By:   /s/ David K. Sims
                                           -------------------------------------
                                           Name: David K. Sims
                                           for Navigator Management Ltd.
                                           Title: Director



                                      JAMES LLC


                                      By:  /s/ Arlene De Castro  /s/ Ioka Bobb
                                           -------------------------------------
                                           Name: Arlene De Castro and Ioka Bobb
                                           for Navigator Management Ltd.
                                           Title: Director


           [End of Signature Pages to Amendment to Exchange Agreement]

                                       5
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                                    EXHIBIT A

                        TRANSFERRED AND LICENSED PROPERTY


Property Licensed from the Company
----------------------------------

Acoustic Core(TM) is the unregistered trademark and trade name for the commercial application of certain patent protected proprietary methods and processes for transmitting energy waves towards an object and recording the associated energy signals reflected back by that object, in order to determine the constituent components (or elements) that constitute that object. The proprietary methods and processes allow for the recognition, characterization and quantitative measurement of the constituent components (or elements) of that object. The proprietary methods and processes, and all associated intellectual property embodied in the signal processing algorithms and analysis procedures defined in certain patents and associated filings described herein shall be referred to in this Exhibit A as the "Acoustic Core Rights."

The Acoustic Core Rights to be licensed to STI pursuant to this Agreement consist of the following rights, but limited solely and exclusively to commercial applications of Acoustic Core(TM) with respect to the market for illicit materials detection (i.e., for the detection of hazardous materials, including explosives, chemical, biological and nuclear materials, weapons, including plastic and ceramic weapons, and narcotics) in connection with private and governmental security screening applications , and no other markets: (1) any and all intellectual property associated with the Acoustic Detection Apparatus, defined under and associated with U.S. Patent 4,922,467, Canadian Patent 1,299,727 and Japanese Patent 2,030,623 and all present and future improvements for the full life of the patents, (2) any and all intellectual property defined under and associated with an "Improved Material Classification Apparatus and Method", U.S. Application Number 09-791671, International Application Number PCT/CA02/00211, as submitted to the U.S. Patent and Trademark Office(the "PTO")and, which is currently under review by such office and (3) any and all intellectual property defined under and associated with an "Acoustic Portal Detection System", as the same will be submitted by or on behalf of the Company after the date hereof to the PTO and the Canadian patent office. The Acoustic Core Rights to be licensed to STI shall also include any and all patent rights relating thereto granted by the PTO, as well as other improvements, made or utilized by the Company, which may include acoustic, optical and/or electromagnetic sources, without geographical or time limits. The license of the Acoustic Core Rights as contemplated hereunder shall be entered into and filed with the appropriate authorities in all relevant jurisdiction, if any, on a cooperative basis by the parties on a post-closing basis.

The Acoustic Core Rights licensed to STI shall be irrevocable and shall provide STI for its exclusive benefit the right, free of any royalty or similar charge or fee, to develop, market, distribute and license for worldwide use, without geographical limit, any and all commercial applications of Acoustic Core(TM)

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with respect to the market for illicit materials detection (as described above).
Subject to applicable agreements to which it is a party, the Company, and not Markland or STI, shall maintain all other existing rights with respect to the technology and patents including, but not limited to, the exclusive rights to the Acoustic Core Rights in the following market categories: (1) above surface or subsurface nuclear or other hazardous material remediation; (2) marine dredging sites (inland and ocean); and (3) oil exploration.

Property Transferred from Crypto
--------------------------------

Crypto shall transfer to STI all right, title in interest that Crypto currently owns and possesses in certain proprietary software and related intellectual property concerning cryptology (including, without limitation, all source code, object code and all materials and documents) which Crypto acquired in February, 2000 and has subsequently developed (the "Crypto Technology") for development in all commercial markets, including but not limited to, government, commercial, and private enterprise computer and communications security software.

The Crypto Technology is protected as a trade secret. Crypto has no federally registered copyright to the Crypto Technology, but asserts common law copyrights. The trademark "Crypto.com" is federally registered (Serial Number 76308457) and shall be transferred to STI together with the Crypto Technology.

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